Exhibit 10.15
          NBT Bancorp Inc. 2003 Executive Incentive Compensation Plan.

                                                                    January 2003




                        NBT BANCORP INC. AND SUBSIDIARIES


                   2003 EXECUTIVE INCENTIVE COMPENSATION PLAN

                        NBT BANCORP INC. AND SUBSIDIARIES

                   2003 EXECUTIVE INCENTIVE COMPENSATION PLAN
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                                Table of Contents

                                                                      Page
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Introduction. . . . . . . . . . . . . . . . . . . . . . . . . . .         1-2
Incentive Plan
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Section I - Definitions . . . . . . . . . . . . . . . . . . . . .           3
Section II - Participation. . . . . . . . . . . . . . . . . . . .           4
Section III - Activating the Plan . . . . . . . . . . . . . . . .           4
Section IV - Calculation of Awards. . . . . . . . . . . . . . . .           4
Section V - President's Special Recommendations . . . . . . . . .           4
Section VI - Distribution of Awards . . . . . . . . . . . . . . .           5
Section VII - Plan Administration . . . . . . . . . . . . . . . .           5
Section VIII - Amendment, Modification, Suspension or Termination           5
Section IX - Effective Date . . . . . . . . . . . . . . . . . . .           5
Section X - Employer Relations with Participants. . . . . . . . .           6
Section XI - Governing Law. . . . . . . . . . . . . . . . . . . .           6

Incentive Plan Participants and Distribution of Awards. . . . . .  Appendix A

                        NBT BANCORP INC. AND SUBSIDIARIES


     INTRODUCTION



It is important to examine the benefits that accrue to the organization through the operation of the Executive Incentive Compensation Plan (EICP). The Plan impacts directly on the success of the organization and its purpose can be summarized as follows:


-    Provides Motivation: The opportunity for incentive awards provides
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               Executives with the impetus to "stretch" for challenging, yet attainable, goals.


-    Provides Retention: By enhancing the organization's competitive
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               compensation posture.


-    Provides Management Team Building: By making the incentive award
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               dependent on the attainment of organization goals, a "team orientation" is fostered among the participant group.


-    Provides Individual Motivation: By encouraging the participant to make
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               significant personal contribution to the corporate effort.


-    Provides Competitive Compensation Strategy: The implementation of
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               incentive arrangements is competitive with current practice in the banking industry.

Highlights of the 2003 Executive Incentive Compensation Plan (EICP) are listed below:



1.   The Plan is competitive compared with similar sized banking organizations and the banking industry in general.


2. The Compensation Committee of the Board of Directors controls all aspects of the Plan.


3.   All active Executives are eligible for participation.


4. The financial criteria necessary for Plan operation consist of achieving certain levels of Earnings Per Share (EPS) for the Company and its Subsidiaries as applicable. Certain non-recurring events inclusive of changes to tax law or accounting rules may be excluded from the financials at the discretion of the President and CEO and the Compensation Committee.


5.   Incentive distributions will be made during the first quarter of the year following the Plan Year and will be based on the matrix in Appendix A.


6. Incentive awards will be based on attainment of corporate goals. Total incentive awards may contain Corporate, Subsidiary and Individual components. The Corporate and Subsidiary components are awarded by virtue of performance related to pre-established goals and the individual component is awarded by virtue of individual performance related to individual goals. No bonus will be paid unless the Corporation attains its pre-established goals.

                        NBT BANCORP INC. AND SUBSIDIARIES

The Board of Directors has established this 2003 Executive Incentive Compensation Plan. The purpose of the Plan is to meet and exceed financial goals and to promote a superior level of performance relative to the competition in our market areas. Through payment of incentive compensation beyond base salaries, the Plan provides reward for meeting and exceeding financial goals.

SECTION I - DEFINITIONS
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Various terms used in the Plan are defined as follows:

Base Salary:  The base salary at the end of the Plan Year, excluding any
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          bonuses, contributions to Executive benefit programs, or other compensation not designated as salary.

Board of Directors:  The Board of Directors of NBT Bancorp, Inc.
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President & CEO:  The Chairman, President & CEO of NBT Bancorp Inc.
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Corporate Goals:  Those pre-established objectives and goals of NBT Bancorp Inc.
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          which are required to activate distribution of awards under the Plan.

Divisional/Subsidiary Goals:  Those pre-established objectives and goals which
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          apply to each of the Banking Divisions of NBT Bancorp Inc. and which may activate distribution of awards under the Plan.

Individual Goals:  Key objectives mutually agreed upon between participants and
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          management.

Compensation Committee:  The Compensation Committee of the NBT Bancorp Inc.
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          Board of Directors.

Plan Participant:  An eligible Executive as designated by the CEO and approved
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          by the Compensation Committee for participation for the Plan Year.

Plan Year:  The 2003 calendar year.
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                     SECTION II - ELIGIBILITY TO PARTICIPATE
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To be eligible for an award under the Plan, a Plan participant must be an Executive in full-time service at the start and close of the calendar year and at the time of the award unless mutually agreed upon prior to the Executive leaving the company. Newly hired employees may be designated by the CEO and approved by the Compensation Committee as eligible for an award as determined by their date of hire or any relevant employment agreement. A Plan participant must be in the same or equivalent position, at year end as they were when named a participant or have been promoted during the course of the year, to be eligible for an award. If a Plan participant voluntarily leaves the company prior to the payment of the award, he/she is not eligible to receive an award unless mutually agreed upon prior to the Executive leaving the company.
However, if the active full-time service of a participant in the Plan is terminated by death, disability, retirement, or if the participant is on an approved leave of absence, an award will be recommended for such a participant based on the proportion of the Plan Year that he/she was in active service.

SECTION III - ACTIVATING THE PLAN
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The operation of the Plan is predicated on attaining and exceeding management performance goals. The goals will consist of the attainment of certain Earnings Per Share (EPS) levels as applicable. Non-recurring events including changes in tax laws and accounting rules may be excluded from the financial results at the discretion of the President and CEO and upon approval of the Compensation Committee. The Corporation must achieve a minimum EPS set forth in Appendix A and Division Heads must achieve their respective budgets to trigger an award pursuant to the terms of this Plan.

SECTION IV - CALCULATION OF AWARDS
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The Compensation Committee designates the incentive formula as shown in Appendix
A. The Compensation Committee will make final decisions with respect to all incentive awards and will have final approval over all incentive awards. The individual participant data regarding maximum award and formulas used in calculation has been customized and appears as Appendix A.

SECTION V - SPECIAL RECOMMENDATIONS
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The President and CEO will recommend to the Compensation Committee the amounts to be awarded to individual participants in the incentive Plan. The CEO may recommend a change outside the formula to a bonus award (increase or decrease) to an individual participant by a specified percentage based on assessment of special individual performance outside the individual goals or based on special circumstances that may have occurred during the plan year. The Compensation Committee may amend the CEO's bonus award. No award will be granted to an Executive whose performance is unacceptable.

SECTION VI - DISTRIBUTION OF AWARDS
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Distribution of the EICP will be made during the first quarter of the year following the plan. Distribution of the award must be approved by the Compensation Committee.

In the event of death, any approved award earned under the provisions of this plan will become payable to the designated beneficiary of the participant as recorded under the Company's group life insurance program; or in the absence of a valid designation, to the participant's estate.

SECTION VII - PLAN ADMINISTRATION
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The Compensation Committee shall, with respect to the Plan have full power and authority to construe, interpret, manage, control and administer this Plan. The Committee shall decide upon cases in conformity with the objectives of the Plan under such rules as the Board of Directors may establish.

Any decision made or action taken by NBT Bancorp Inc., the Board of Directors, or the Compensation Committee arising out of, or in connection with, the administration, interpretation, and effect of the Plan shall be at their absolute discretion and will be conclusive and binding on all parties. No member of the Board of Directors, Compensation Committee, or employee shall be liable for any act or action hereunder, whether of omission or commission, by a Plan participant or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated in accordance with the provision of the Plan.


SECTION VIII - AMENDMENT, MODIFICATION, SUSPENSION OR TERMINATION
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NBT Bancorp Inc. reserves the right, by and through its Board of Directors to amend, modify, suspend, reinstate or terminate all or part of the Plan at any time. The Compensation Committee will give prompt written notice to each participant of any amendment, suspension or termination or any material modification of the Plan. In the event of a merger or acquisition, the Plan and related financial formulas will be reviewed and adjusted to take into account the effect of such activities.

SECTION IX - EFFECTIVE DATE OF THE PLAN
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The effective date of the Plan shall be January 1, 2003.

SECTION X - EMPLOYER RELATION WITH PARTICIPANTS
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Neither establishment nor the maintenance of the Plan shall be construed as conferring any legal rights upon any participant or any person for a continuation of employment, nor shall it interfere with the right of an employer to discharge any participant or otherwise deal with him/her without regard to the existence of the Plan.

SECTION XI - GOVERNING LAW
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Except to the extent pre-empted under federal law, the provisions of the Plan shall be construed, administered and enforced in accordance with the domestic internal law of the State of New York. In the event of relevant changes in the Internal Revenue Code, related rulings and regulations, changes imposed by other regulatory agencies affecting the continued appropriateness of the Plan and awards made thereunder, the Board may, at its sole discretion, accelerate or change the manner of payments of any unpaid awards or amend the provisions of the Plan.